EXHIBIT 23.2

Deloitte & Touche LLP 800 – 100, Queen Street Ottawa ON K1P 5T8 Canada Tel: 613-236-2442 Fax.: 613-236-2195 www.deloitte.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 30, 2010 relating to the consolidated financial statements of Adherex Technologies Inc. (a development stage company) (the “Company”) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
Independent Registered Chartered Accountants
Licensed Public Accountants
Ottawa, Canada
November 12, 2010